                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  June 21, 2001
                               ------------------
                                (Date of Report)


                                  SOFTECH, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

    Massachusetts                  0-10665                   04-2453033
    -------------                  -------                   ----------
(State or other jurisdic-        (Commission                 (IRS Employer
tion of Incorporation or         file number)             Identification Number)
organization)
                       2 Highwood Drive, Tewksbury, Massachusetts       01876
                       -------------------------------------------     -------
                       (Address of principal executive offices)       (Zip Code)

                                 (978) 640-6222
                                   -----------
              (Registrant's telephone number, including area code)

ITEM 4. . CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

At a meeting held on June 14, 2001, the Board of Directors of the Company approved the dismissal of Ernst & Young LLP as its independent auditors due to the relocation of the corporate headquarters from Grand Rapids, Michigan, to Tewksbury, Massachusetts. The Audit Committee of the Board of Directors approved of this dismissal in auditors on June 14, 2001. The Company is actively interviewing several firms in the Boston area to audit the Company's consolidated financial statements for the year ended May 31, 2001 and expects to engage a firm in the near future.

The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended May 31, 2000, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of this letter dated June 21, 2001 is annexed hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial Statements.

         Not Applicable.

         (b)   Pro Forma Financial Information.

         Not Applicable.

         (c)   Exhibits.

Exhibit
Number            Description
- ---             -----------

99.1              Letter dated June 21, 2001

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SofTech, Inc.



Date: June 21, 2001                 By: /s/ Joseph P. Mullaney
                                    -----------------------------
                                    Joseph P. Mullaney
                                    Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                 EXHIBIT INDEX
                                 -------------


Exhibit Number             Document
--------------             --------

99.1                       Letter dated June 21, 2001